SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the registrant  |X|
Filed by a party other than the registrant |_|
Check the appropriate box:                          |_| Confidential, for Use of
      |_|  Preliminary proxy statement                  the Commission Only (as
      |X|  Definitive proxy statement                   permitted by Rule
      |_|  Definitive additional materials              14a-6(e)(2)
      |_|  Soliciting material pursuant
           to Rule 14a-11(c) or Rule 14a-12

                        FIRST CHEROKEE BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
   |X|  No fee required
   |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)Title of each class of securities to which transaction applies:

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   (2)Aggregate number of securities to which transactions applies:

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   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)Proposed maximum aggregate value of transaction:

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   (5)Total fee paid:

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   |_|  Fee paid previously with preliminary materials.

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   |_|  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)Amount previously paid:

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   (2)Form, Schedule or Registration Statement no.:

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   (3)Filing Party:

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   (4)Date Filed:

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


                                 REVOCABLE PROXY
                         FIRST CHEROKEE BANCSHARES, INC.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of First Cherokee Bancshares, Inc. (the "Company") hereby constitutes and appoints J. Stanley Fitts, Carl C. Hames, Jr. and Bobby
R. Hubbard, and each of them, as true and lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company's Common Stock (the "Shares"), the undersigned could vote, and with all powers the undersigned would possess, if personally present, at the Annual Meeting of Shareholders of the Company to be held on April 26, 2000, and at any adjournments or postponements thereof (the "Annual Meeting").

1.PROPOSAL: Election of Directors (except as marked to the contrary below):

   NOMINEES FOR ELECTION AS DIRECTORS
   ----------------------------------

   Alan D. Bobo         Russell L. Flynn        Bobby R. Hubbard
   Elwin K. Bobo        Carl C. Hames, Jr.      R.O. Kononen, Jr.
   Michael A. Edwards   C. Garry Haygood        Dennis M. Lord
   J. Stanley Fitts     Thomas D. Hopkins, Jr.  Larry R. Lusk
                                                Dr. Stuart R. Tasman

  [   ] FOR             [   ] WITHHOLD          [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee"s name in the space provided below.

________________________________________


  The Board of Directors recommends a vote "FOR" the Election as Directors, of the Nominees.

  This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of the Company's proxy statement dated March 30, 2000.

                   Please be sure to sign and date this Proxy
                               in the box below.

                                   Date___________________________

__________________________         _______________________________
  Stockholder sign above           Co-holder (if any) sign above



                Detach above card, sign, date and mail in postage
                            paid envelope provided.

                         FIRST CHEROKEE BANCSHARES, INC.

  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

                                 March 30, 2000



Dear Shareholders:

     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of First Cherokee Bancshares, Inc. (the "Company"), the bank holding company for First National Bank of Cherokee, Woodstock, Georgia.

     The meeting will be held at the Woodstock Library, 7745 Main Street, Woodstock, Georgia, on Wednesday, April 26, 2000, at 4:00 p.m. The Board of Directors of the Company and our management team look forward to the opportunity of personally greeting those shareholders in attendance.

     Information about the meeting is provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also included is the Company's 1999 Annual Report.

     Your interest and participation, regardless of the number of shares you own, are important to the continued success of the Company and First National Bank of Cherokee. Therefore, whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy and return it to the Company in the postage-paid envelope provided so that your shares can be voted.

     Your continued interest in and support of the Company and First National Bank of Cherokee are appreciated.

                                                                      Sincerely,

                                                           /s/Carl C. Hames, Jr.

                                                              Carl C. Hames, Jr.
                                                         Chief Executive Officer

                         FIRST CHEROKEE BANCSHARES, INC.
                          the bank holding company for
                         First National Bank of Cherokee
                                 9860 Highway 92
                            Woodstock, Georgia 30188
                                 (770) 591-9000
                           ___________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 26, 2000
                           ___________________________


To:      The Shareholders of First Cherokee Bancshares, Inc.:

     The Annual Meeting of Shareholders (the "Annual Meeting") of First Cherokee Bancshares, Inc. (the "Company") will be held at the Woodstock Library, 7745 Main Street, Woodstock, Georgia, on Wednesday, April 26, 2000, at 4:00 p.m., for the purpose of acting upon the following matters:

1. To elect 13 members to the Board of Directors to serve a one-year term expiring in 2001; and

2. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set March 17, 2000, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE PROXY TO THE COMPANY IN THE ACCOMPANYING, POSTAGE-PAID ENVELOPE.

                                              By Order of the Board of Directors

                                                          /s/ Carl C. Hames, Jr.

                                                              Carl C. Hames, Jr.
                                                         Chief Executive Officer



March 30, 2000

                         FIRST CHEROKEE BANCSHARES, INC.
                          the bank holding company for
                         First National Bank of Cherokee
                           ___________________________

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders
                            To Be Held April 26, 2000
                           ___________________________


                          PROXY SOLICITATION AND VOTING

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of First Cherokee Bancshares, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held April 26, 2000 (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to the Company's shareholders on or about March 30, 2000.

     The Board of Directors has set March 17, 2000, as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 745,949 shares (the "Shares") of common stock of the Company outstanding. A quorum for the Annual Meeting consists of the holders of the majority of the Shares present in person or represented by proxy. Each Share is entitled to one vote on each matter to come before the Annual Meeting.

     Directors are elected by a plurality of the Shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.

     The proxy is solicited for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. A shareholder who signs a proxy has the right to revoke it before it is voted
(1) by notice to the Secretary of the Company, (2) by submitting a proxy having a later date, or (3) by appearing at the Annual Meeting and electing to vote in person.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted in the manner specified in the proxies. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the Proposal described below and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

     In addition to this solicitation by mail, the officers and employees of the Company and its subsidiary, without additional compensation, may solicit proxies in favor of the Proposal, by personal contact, letter, telephone or other means of communication. We will ask brokers, nominees and other custodians and fiduciaries to forward proxy solicitation material to the beneficial owners of Company shares, where appropriate, and we will reimburse them for their reasonable expenses. The Company will bear the costs of soliciting proxies for the Annual Meeting.

     The Company is a bank holding company. It was organized in 1988 under the laws of the State of Georgia. The Company's subsidiary, First National Bank of Cherokee (the "Bank"), opened for business on November 27, 1989, in Woodstock, Georgia.


                       PROPOSAL FOR ELECTION OF DIRECTORS

Nominees

     The members of the Company's Board of Directors are elected by the shareholders. The Board of Directors presently consists of 13 members, each of whom also serves as a director of the Bank. The members of the Board of Directors of the Bank are elected annually by the Company, which is the sole shareholder of the Bank.

     The Board of Directors has nominated the 13 incumbent directors listed below for re-election as directors of the Company to serve one-year terms that will expire at the 2001 Annual Meeting of Shareholders or when their successors are elected and qualified. We expect each proxy solicited on behalf of the Board of Directors to be voted for the election of the nominees designated below. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The following table sets forth the name, age at December 31, 1999, year first elected and principal occupation for the last five years of each of the 13 nominees:

                                   Year
                                   First
Name                    Age       Elected       Principal Occupation
----                    ---       -------       --------------------

Alan D. Bobo            48        1988          Mr. Alan Bobo is the owner of
                                                Bobo Plumbing Company,
                                                Woodstock, Georgia.

Elwin K. Bobo           52        1988          Mr. Elwin Bobo is the owner of
                                                Bobo Construction Company,
                                                Woodstock, Georgia.

Michael A. Edwards      41        1988          Mr. Michael Edwards is Vice
                                                President of Edwards Tire Sales,
                                                Inc., Woodstock, Georgia.

J. Stanley Fitts        56        1988          Mr. Stanley Fitts is the owner
                                                and President of Reeves Floral
                                                Products, Inc., Woodstock,
                                                Georgia.

Russell L. Flynn        67        1988          Mr. Russell Flynn has been a
                                                Sales Associate at Century 21
                                                Cherokee Realty since 1988 and
                                                is currently a partner and
                                                associate broker.

Carl C. Hames, Jr.      51        1988          Mr. Carl Hames became President
                                                and Chief Executive Officer of
                                                the Company in 1990 and Chief
                                                Executive of the Bank in 1991.

C. Garry Haygood        49        1988          Mr. Garry Haygood is the
                                                Executive Vice President of
                                                Haygood Contracting, Inc., a
                                                grading contracting company,
                                                Woodstock, Georgia.

Thomas D. Hopkins, Jr.  65        1988          Mr. Thomas Hopkins is retired.
                                                He is the President of Hopkins
                                                and Son, Inc., which formerly
                                                operated two NAPA Auto Parts
                                                Stores in Georgia.  He also is a
                                                Georgia Real Estate Broker and
                                                owner of Tom Hopkins Realty,
                                                Woodstock, Georgia.

Bobby R. Hubbard        56        1988          Mr. Bobby Hubbard is a Flight
                                                Equipment Instructor/Operations
                                                Analyst for Lockheed Martin
                                                Aeronautical Systems, Marietta,
                                                Georgia.

R. O. Kononen, Jr.      49        1998          Mr. Rick Kononen joined the Bank
                                                as President in January 1997,
                                                and was elected to the Bank's
                                                Board of Directors in May 1997
                                                and to the Company's Board of
                                                Directors in April 1998. He
                                                served as Executive Vice
                                                President of Security State
                                                Bank, Canton, Georgia, from 1990
                                                through 1996.

Dennis M. Lord          58        1988          Mr. Dennis Lord was the
                                                Secretary of Bay, Lingerfelt and
                                                Lord, Inc., a grading
                                                contracting company, Atlanta,
                                                Georgia, from 1972 to 1997.  He
                                                presently develops properties.

Larry R. Lusk           50        1988          Mr. Larry Lusk was the owner and
                                                President of Lusk Construction,
                                                Inc., a commercial construction
                                                company, Canton, Georgia, from
                                                1977 to 1995.  He currently does
                                                contract sales/design work and
                                                property development.

Dr. Stuart R. Tasman    47        1988          Dr. Stuart Tasman is an
                                                optometrist in private practice
                                                in Cobb County, Georgia.

     There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. Alan D. Bobo and Elwin K. Bobo are brothers.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
              ELECTION AS DIRECTORS OF THE 13 NOMINEES NAMED ABOVE.


Meetings of the Board of Directors

     The Board of Directors of the Company held seven meetings during 1999. During 1999, each director attended at least 75% of the total number of meetings of the Company's Board of Directors. The Board of Directors of the Company does not have standing committees.

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age at December 31, 1999, and principal occupation for the last five years of each of the executive officers of the Company.

Name                              Principal Occupation
----                              --------------------

Carl C. Hames, Jr.                Mr. Hames, age 51, has been President and
                                  Chief Executive Officer of the Company since
                                  1990 and Chief Executive Officer of the Bank since 1991.

Kitty A. Kendrick                 Ms. Kendrick, age 41, joined the Bank in 1993
                                  as a Senior Vice President and Chief Financial
                                  Officer of the Company. She was promoted to Executive Vice President in January 1997.

R. O. Kononen, Jr.                Mr. Kononen, age 49, joined the Bank as
                                  President in January 1997, and was elected to the Bank's Board of Directors in May 1997 and to the Company's Board of Directors in April
                                  1998. Prior to joining the Bank, Mr. Kononen was an Executive Officer at Security State
                                  Bank, Canton, Georgia.


                       DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

     The Company does not compensate its directors for their services as members of the Board of Directors. During 1999, directors of the Bank received $300 per board meeting attended and between $45 and $75 per committee meeting attended, depending on the type of committee that was meeting. Mr. Hames and Mr. Kononen do not receive fees for Bank board and Bank committee meetings that are held during the normal business hours of the Bank.

     All of the Bank's directors participate in a retirement plan. (Mr. Kononen has participated in a retirement plan since January 1997 in his capacity as an executive officer of the Bank.) The purpose of the retirement plan is to provide an annual retirement benefit to each director when he retires from the Board. The plan provides retirement benefits in two ways, with an index formula and with fee deferrals. The index formula consists of the earnings on a specific life insurance policy, reduced by an amount equal to the Bank's opportunity cost. At retirement, the Bank pays the accumulated excess earnings to the director over a specified number of years. During retirement, the Bank pays the earnings in excess of the opportunity cost to the director annually. These payments continue for the life of the director. The fee deferral part of the retirement plan is optional. Each director may elect to defer all or a portion of his current director's fees for a ten-year period which began in 1995. In addition, deferred fees will be credited with interest at a rate indexed to current market conditions. The Bank's obligations under the retirement plan are unfunded. However, the Bank has purchased life insurance policies on each insurable director that are actuarially designed to offset the annual expenses associated with the indexed formula benefit. The Bank is the sole owner of all of the policies.

     The Bank also furnishes its insurable directors with a life insurance plan. This plan is provided by a life insurance policy for each insurable director. The life insurance plan generally provides that the Bank will pay each director's beneficiary 80% of the life insurance policy's death benefit. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.

Executive Compensation

     The compensation described below is paid for all services rendered to the Company and the Bank. The Company does not separately compensate its executive officers. The following Summary Compensation Table presents the total compensation paid during 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the other executive officers of the Company and the Bank who earned more than $100,000 in compensation during the year ended December 31, 1999.

                                                   Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------------------

                                                                                    Long-Term Compensation
                                                                            ----------------------------------------
                                                                               Awards              Payouts
                                                                            ----------------------------------------

                                                                  Other
                                                                 Annual      Restricted                               All Other
      Name and                                                 Compensation    Stock      Options/    LTIP Payouts   Compensation
Principal Position          Year    Salary ($)     Bonus ($)      ($)/2/     Awards ($)    SARs (#)        ($)           ($)
-------------------------- ------- -------------- ------------ ------------  ----------   ---------   ------------   -------------

Carl C. Hames, Jr.         1999    $110,096       $33,405      $6,000/3/        0             0           0           $4,800/4/
President and Chief        1998    $109,457 /1/   $43,159      $6,000/3/        0             0           0           $3,510/4/
Executive Officer of the   1997    $108,474 /1/         0      $6,000/3/        0             0           0           $3,562/4/
Company

-------------------------- ------- -------------- ------------ ------------ ------------- ----------- -------------- -------------
R. O. Kononen, Jr.         1999     $95,000        $9,500      $8,400/3/        0             0           0           $3,570/4/
President of the Bank      1998     $90,000       $13,500      $8,400/3/        0             0           0           $1,754/4/
                           1997     $91,096 /1/         0      $8,400/3/        0             0           0                0
-------------------------- ------- -------------- ------------ ------------ ------------- ----------- -------------- -------------

/1/ Includes cash paid to Mr. Hames in lieu of accrued vacation in the amount of $2,490 (1998) and $4,049 (1997) and cash paid to Mr. Kononen in lieu of accrued vacation in the amount of $2,077(1997).

/2/ We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

/3/ Consists of an automobile allowance.

/4/ Consists of the Company's matching of Mr. Hames' and Mr. Kononen's contribution to the Bank's 401K plan.

During fiscal 1999, Mr. Hames and Mr. Kononen were not granted any options and the Company had no outstanding stock appreciation rights and granted no stock appreciation rights.

Fiscal Year-End Option Values

     The following table contains information, with respect to the executives named in the Summary Compensation Table, concerning unexercised options held as of the end of 1999. Neither of the executive officers exercised options during 1999.

------------------------------------- ---------------------------------------------------------------------------------
                                                              Fiscal Year-End Option Values
------------------------------------- ---------------------------------------------------------------------------------
                                                                                       Value of Unexercised
                                             Number of Unexercised                   In-the-Money Options at
                Name                        Options Held at 12/31/99                      12/31/99
------------------------------------- ------------------------------------- -------------------------------------------
                                        Exercisable       Unexercisable        Exercisable            Unexercisable
------------------------------------- ---------------- -------------------- ------------------ ------------------------
Carl C. Hames, Jr.                          3,540               960             $29,933/1/                 $403/1/
------------------------------------- ---------------- -------------------- ------------------ ------------------------
R.O. Kononen, Jr.                           6,000             4,000             $21,070/1/               $1,680/1/
------------------------------------- ---------------- -------------------- ------------------ ------------------------

/1/ At December 31, 1999, the per share fair market value of the Company's common stock ($18.13 per share), exceeded the per share exercise prices of $9.09, $14.00 and $17.71 of the options. Fair market value is based on the final trade of 1999.

Employment Agreements

         Mr. Hames' employment agreement provides for:

(1) A base salary of $100,000 to be adjusted annually by not more than 8% based upon the change in the consumer price index for the metropolitan Atlanta area;

(2) An annual performance bonus determined by the Bank's Board of Directors;

(3) An automobile allowance;

(4) Term life insurance providing benefits in an amount of at least two times annual salary, group health and hospital insurance, and long term disability insurance benefits with benefits equal to 60% of annual salary;

(5) Reimbursement for business-related expenses and country club dues; and

(6) The establishment of a retirement plan.

     During 1995, the Company and the Bank renewed Mr. Hames' employment agreement confirming that Mr. Hames will continue to serve as President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank, and as a director of the Company and the Bank until May 11, 2000, unless sooner terminated for cause or by reason of Mr. Hames' death or disability. The Company anticipates renewing Mr. Hames' employment agreement at that time. During 1999, the Bank's Board of Directors increased Mr. Hames' base salary to $111,351 based upon a 3.2% increase in the consumer price index for metropolitan Atlanta.

     Neither the Company nor the Bank has entered into an employment agreement with Mr. Kononen.

                             PRINCIPAL SHAREHOLDERS

     The following table lists information regarding the shares beneficially owned, as of March 17, 2000 (1) by each of the Company's directors, (2) by its executive officers, (3) by all of the Company's directors and executive officers as a group, and (4) by any other person who beneficially owns more than 5% of the Shares. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the adjusted percent of total class ownership for a given individual or group includes any shares covered by options issued to that individual or group and exercisable within 60 days of March 17, 2000.


                                                  Number of             Adjusted
                       Number        Percent      Shares Subject        Percent
    Name of             of             of            to                   of
Beneficial Owner       Shares/1/     Class        Options/2/            Class/3/
----------------       ---------     -------      --------------        --------

Directors
---------
Alan D. Bobo           25,865/4/     3.5             480                   3.5
Elwin K. Bobo          33,405/5/     4.5             480                   4.5
Michael A. Edwards     15,860/6/     2.1             480                   2.2
J. Stanley Fitts       42,152/7/     5.7             480                   5.7
Russell L. Flynn       15,010/8/     2.0             480                   2.1
Carl C. Hames, Jr.     53,422/9/     7.2           3,780                   7.6
C. Garry Haygood       37,178/10/    5.0             480                   5.0
Thomas D. Hopkins, Jr. 26,694/11/    3.6             480                   3.6
Bobby R. Hubbard       21,168/12/    2.8             480                   2.9
R. O. Kononen, Jr.      6,975/13/    0.9           7,000                   1.9
Dennis M. Lord         36,740/14/    4.9             480                   5.0
Larry R. Lusk          22,908/15/    3.1             480                   3.1
Dr. Stuart R. Tasman   16,646/16/    2.2             480                   2.3

Executive Officers
------------------
Kitty A. Kendrick       1,207/17/    0.2           4,200                   0.7

All Directors and     355,230       47.6          20,260                  49.0
Executive Officers
as a Group (14 persons)
-----------------------

/1/ Does not include shares deemed to be beneficially owned through the right to exercise options within 60 days of the record date.

/2/ Includes shares deemed to be beneficially owned through the right to exercise options within 60 days of the record date.

/3/ Adjusted to reflect shares beneficially owned and shares deemed to be beneficially owned through the right to exercise stock options within 60 days of the record date.

/4/ Consists of (a) 21,307 shares owned directly by Mr. Bobo; (b) 660 shares owned by Mr. Bobo's children, as to which Mr. Bobo disclaims beneficial ownership; (c) 2,857 shares owned by Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership; and (d) 1,041 shares held in an IRA for the benefit of Mr. Bobo's wife, as to which Mr. Bobo disclaims beneficial ownership. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

/5/ Consists of (a) 32,032 shares owned directly by Mr. Bobo; and (b) 1,373 shares held in an IRA for Mr. Bobo's benefit. Mr. Bobo's address is P.O. Box 1092, Woodstock, Georgia.

/6/ Consists of (a) 15,750 shares owned directly by Mr. Edwards; and (b) 110 shares owned by Mr. Edwards' daughter, as to which Mr. Edwards disclaims beneficial ownership. Mr. Edwards' address is 7775 Turner Road, Woodstock, Georgia.

/7/ Consists of (a) 41,502 shares owned directly by Mr. Fitts; and (b) 650 shares held by Reeves Greenhouse, Inc. Profit Sharing Plan. Mr. Fitts' address is 10288 Highway 92, Woodstock, Georgia.

/8/ As to the indicated shares, Mr. Flynn shares voting power with his wife. Mr. Flynn's address is 830 Lake Arrowhead Drive, LA Station # 2024, Waleska, Georgia.

/9/ Consists of (a) 37,565 shares owned directly by Mr. Hames; (b) 2,585 shares held in an IRA for Mr. Hames' benefit; (c) 7,092 shares owned by Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (d) l,265 shares held in an IRA for the benefit of Mr. Hames' wife, as to which Mr. Hames disclaims beneficial ownership; (e) 165 shares owned by Mr. Hames' son, as to which Mr. Hames disclaims beneficial ownership; and (f) 4,750 acquired through deferrals to the "First National Bank of Cherokee 401k Plan." Mr. Hames' address is 2461 South Cherokee Lane, Woodstock, Georgia. Mr. Hames is also an Executive Officer of the Company.

/10/ Consists of (a) 35,105 shares owned directly by Mr. Haygood; (b) 1,021 shares held in an IRA for the benefit of Mr. Haygood; (c) 550 shares held by Mr. Haygood's wife as custodian for his daughters, as to which Mr. Haygood disclaims beneficial ownership; and (d) 502 shares held in an IRA for the benefit of Mr. Haygood's wife, as to which Mr. Haygood disclaims beneficial ownership. Mr. Haygood's address is 1472 Johnson Brady Road, Canton, Georgia.

/11/ Consists of (a) 23,411 shares owned directly by Mr. Hopkins; (b) 3,001 shares owned by Mr. Hopkins' wife, as to which Mr. Hopkins disclaims beneficial ownership; and (c) 282 shares held in an IRA for Mr. Hopkins' benefit. Mr. Hopkins' address is 2611 Beckwith Trail, Marietta, Georgia.

/12/ Consists of (a) 19,800 shares owned directly by Mr. Hubbard; (b) 519 shares held in an IRA for Mr. Hubbard's benefit; (c) 519 shares held in an IRA for the benefit of Mr. Hubbard's wife, as to which Mr. Hubbard disclaims beneficial ownership; and (d) 330 shares owned by Mr. Hubbard's daughter, as to which Mr. Hubbard disclaims beneficial ownership. Mr. Hubbard's address is 803 Upland Estates Drive, Woodstock, Georgia.

/13/ Consists of (a) 5,625 shares owned directly by Mr. Kononen and (b) 1,350 shares acquired through deferrals to the "First National Bank of Cherokee 401k Plan." Mr. Kononen's address is 5525 Old Highway 5, Woodstock, Georgia. Mr. Kononen is also an Executive Officer of the Company.

/14/ Consists of (a) 16,500 shares owned directly by Mr. Lord; (b) 880 shares held in an IRA for Mr. Lord's benefit; and (c) 19,360 shares owned jointly by Mr. Lord and his wife. Mr. Lord's address is 3155 Trickum Road, Woodstock, Georgia.

/15/ Consists of (a) 17,600 shares owned directly by Mr. Lusk; (b) 3,353 shares owned by his children, as to which Mr.Lusk disclaims beneficial ownership; (c) 1,189 shares held in an IRA for Mr. Lusk's benefit; and (d) 766 shares owned by Mr. Lusk's wife, as to which Mr. Lusk disclaims beneficial ownership. Mr. Lusk's address is Route 10, Gaddis Road, Canton, Georgia.

/16/ Consists of (a) 12,713 shares owned directly by Dr. Tasman; (b) 1,100 shares owned by Dr. Tasman's daughters, as to which Dr. Tasman disclaims beneficial ownership; (c) 1,379 shares held in an IRA for Dr. Tasman's benefit; and (d) 1,454 shares held in a SEP IRA for Dr. Tasman's benefit. Dr. Tasman's address is 1415 Wooten Lake Road, Kennesaw, Georgia.

/17/ Consists of (a) 132 shares owned jointly by Ms. Kendrick and her husband; and (b) 1,075 shares acquired through deferrals to the "First National Bank of Cherokee 401k Plan." Ms. Kendrick's address is 187 Knollwood Drive, Marietta, Georgia. Ms. Kendrick is also an Executive Officer of the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 1999, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                           RELATED PARTY TRANSACTIONS

     Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 1999. Some of our directors are also directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company and the Bank in the ordinary course of business during 1999.

     All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and the Bank may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, the Bank or such other organizations. We expect that the Company and the Bank will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

     The Company leases the land upon which the Bank building is located from J. Stanley Fitts, chairman of the Board of Directors. The initial term of the ground lease is 20 years, with four separate renewal options to extend the term of the lease for additional five-year periods. The Company has the option to purchase the property during the tenth year of the lease term or at each five-year interval thereafter through the end of the lease. Under the terms of the ground lease the Company also pays property taxes, insurance and maintenance. During the fiscal year ended December 31, 1999, the Company paid approximately $61,000 in rentals under the ground lease.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has ratified management's selection of Porter Keadle Moore, LLP as its independent certified public accountants for the current fiscal year. Porter Keadle Moore, LLP, has audited the Company's financial statements since 1991. A representative of that firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                 SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

     Director nominations and other proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be submitted to the Company in accordance with the procedures set forth in the Company's bylaws and in accordance with applicable rules of the Securities and Exchange Commission.

     The effect of these provisions is that shareholders must submit such nominations and proposals, together with the related information specified in the bylaws, in writing to the Company on or before December 1, 2000 in order for such matters to be included in the Company's proxy materials for, and to be voted upon at, the 2001 annual meeting. All such proposals, nominations and related information should be submitted on or before December 1, 2000, by certified mail, return receipt requested, to Secretary, First Cherokee Bancshares, Inc., 9860 Highway 92, Woodstock, Georgia 30188. The Company will provide you a copy of its bylaws upon written request to its Secretary.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting, or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of the Company.

                                 ANNUAL REPORTS

     Copies of the Company's 1999 Annual Report to Shareholders are being mailed to all shareholders together with this Proxy Statement. Additional copies may be obtained from the Secretary, First Cherokee Bancshares, Inc., 9860 Highway 92, Woodstock, Georgia 30188.

     We will furnish our shareholders with a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (without exhibits) as filed with Securities and Exchange Commission. To receive the Annual Report on Form 10-KSB, shareholders should send a letter request to the Secretary, First Cherokee Bancshares, Inc., 9860 Highway 92, Woodstock, Georgia 30188.